Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Fourth Quarter and Full Year 2020 Financial Results, and Provides 2021 Guidance
FOURTH QUARTER 2020 HIGHLIGHTS
•Revenues were $198.3 million in Q4 2020 compared to $232.3 million in Q4 2019.
•Net loss from continuing operations, which includes $18.7 million of restructuring charges related to the fourth quarter 2020 restructuring plan, was $6.1 million in Q4 2020 compared to net income from continuing operations of $14.4 million in Q4 2019.
•Adjusted EBITDA(7), a non-GAAP measure, was $17.1 million in Q4 2020 compared to $29.4 million in Q4 2019.
•Diluted loss per share from continuing operations was $0.28 in Q4 2020 compared to diluted earnings per share from continuing operations of $0.63 in Q4 2019.
•Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.45 in Q4 2020 compared to $0.79 in Q4 2019.
•Cash flows from operating activities were $58.7 million in Q4 2020, which were primarily used to repay $48.0 million of outstanding borrowings on the company's revolving credit facility.
FULL YEAR 2020 HIGHLIGHTS AND 2021 GUIDANCE
•Revenues were $844.1 million for full year 2020 compared to $876.8 million for full year 2019.
•Net loss from continuing operations, which includes non-cash pretax goodwill impairment charges of $59.8 million related to the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment incurred in Q1 2020 and $18.7 million of restructuring charges related to the fourth quarter 2020 restructuring plan, was $23.7 million for full year 2020 compared to net income from continuing operations of $42.0 million for full year 2019.
•Adjusted EBITDA(7), a non-GAAP measure, was $87.1 million for full year 2020 compared to $105.4 million for full year 2019.
•Diluted loss per share from continuing operations was $1.08 for full year 2020 compared to diluted earnings per share from continuing operations of $1.87 for full year 2019.
•Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $2.15 for full year 2020 compared to $2.74 for full year 2019.
•Cash flows from operating activities increased 3.4% to $136.7 million for full year 2020 compared to $132.2 million for full year 2019.
•Huron provides full year 2021 guidance, including revenue expectations in a range of $830.0 million to $890.0 million.

CHICAGO - Feb 23, 2021 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter and full year ended December 31, 2020.
“While we didn’t achieve our growth objectives set prior to the pandemic, Huron’s response during the pandemic was strengthened by our collective resiliency and market relevancy amidst the incredible challenges that faced our client base. Our people were proactive, innovative and nimble in helping our clients quickly respond to new challenges brought on by the pandemic. Our ability to rapidly bring to market creative solutions to these new challenges enabled us to generate over $30 million in revenue from these services in 2020,” said James H. Roth, chief executive officer of Huron. “Our Business Advisory segment achieved record revenues in 2020, driven by increased demand for our digital, technology and analytics and distressed advisory offerings as organizations transform their businesses to compete in more disruptive environments. Our strategic investments in the Business Advisory segment are accelerating our growth in commercial markets, enabling a balanced portfolio across our services and end markets.”
“As organizations evaluate changes to their own businesses stemming from the impacts of the pandemic, we believe we are well positioned to help our clients accelerate operational, digital and cultural transformation to achieve successful and sustainable results in the coming years,” added Roth.
COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In 2020, some clients reprioritized and delayed projects as a result of the pandemic. This negatively impacted demand for certain services, primarily in the company's Healthcare and Education segments. Conversely, the pandemic strengthened demand for cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
During the second half of 2020, the pandemic continued to negatively impact sales and elongate the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments. Given the uncertainties around the duration of the COVID-19 pandemic, the company continues to remain cautious about revenue growth for the first half of 2021, which is contemplated in the 2021 guidance provided.
FOURTH QUARTER 2020 RESTRUCTURING PLAN
On October 29, 2020, the company announced a restructuring plan to reduce operating costs to address the impact of the COVID-19 pandemic on its business. The restructuring plan, which was substantially complete in the fourth quarter of 2020, provided for a reduction in workforce and leased office space. The company does not anticipate a material revenue impact related to the restructuring actions.
The reduction in workforce impacted approximately 125 employees across all segments and corporate operations. The company incurred a $4.8 million restructuring charge related to cash payments for employee severance and benefits. As a result of the reduction in workforce, the company expects to realize annualized savings of approximately $21.0 million related to employee salaries and related benefits. Additional cost avoidance measures, including limiting annual salary increases, are expected to result in additional annualized savings.
The reduction in leased office space resulted in non-cash lease impairment charges of $13.9 million. The company does not expect to incur additional, significant lease impairment charges in 2021 related to the plan; however, any significant decline in the estimated amount or delayed timing of sublease income could result in additional non-cash lease impairment charges through the end of the lease terms. Future cash expenditures related to the leased office space are expected to continue through 2029. As a result of the reduction in leased office space, the company expects to realize annualized savings of approximately $1.0 million in lease-related expense, and expects approximately $2.5 million of ongoing lease-related costs to be reflected as restructuring charges in 2021.
The company believes these measures will better align delivery capacity with anticipated demand and strengthen the company’s financial position amidst the ongoing disruption, creating a foundation from which it can grow.
FOURTH QUARTER 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues were $198.3 million for the fourth quarter of 2020, compared to $232.3 million for the fourth quarter of 2019.

Net loss from continuing operations was $6.1 million for the fourth quarter of 2020 compared to net income from continuing operations of $14.4 million for the same quarter last year. Diluted loss per share from continuing operations was $0.28 for the fourth quarter of 2020 compared to diluted earnings per share from continuing operations of $0.63 for the fourth quarter of 2019. Results for the fourth quarter of 2020 reflect $18.7 million of restructuring charges related to the fourth quarter 2020 restructuring plan discussed above.
Fourth quarter 2020 loss before interest, taxes, depreciation and amortization(7) was $1.9 million compared to earnings before interest, taxes, depreciation and amortization of $29.1 million in the same prior year period.
In addition to using earnings (loss) before interest, taxes, depreciation and amortization ("EBITDA") to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2020	2019
Amortization of intangible assets	$3,138	$4,757
Restructuring and other charges (gains)	$18,748	$(301)
Litigation and other losses	$—	$375
Transaction-related expenses	$695	$67
Unrealized gain on preferred stock investment	$(1,667)	$—
Loss on sale of business	$1,501	$—
Tax effect of adjustments	$(6,158)	$(1,291)
Foreign currency transaction losses (gains), net	$(276)	$124
Adjusted EBITDA(7) was $17.1 million, or 8.6% of revenues, in the fourth quarter of 2020, compared to $29.4 million, or 12.6% of revenues, in the same prior year period. Adjusted net income from continuing operations(7) was $10.2 million, or $0.45 per diluted share, for the fourth quarter of 2020, compared to $18.0 million, or $0.79 per diluted share, for the same prior year period.
The average number of full-time billable consultants(1) increased 1.7% to 2,626 in the fourth quarter of 2020 from 2,582 in the same quarter last year. Full-time billable consultant utilization rate(2) was 68.0% during the fourth quarter of 2020 compared to 75.0% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $217 for the fourth quarter of 2020 compared to $223 for the same prior year period. The average number of full-time equivalent professionals(5) was 355 in the fourth quarter of 2020 compared to 337 for the same period in 2019.
FULL YEAR 2020 RESULTS FROM CONTINUING OPERATIONS
Revenues were $844.1 million for full year 2020 compared to $876.8 million for full year 2019.
Net loss from continuing operations was $23.7 million for full year 2020, compared to net income from continuing operations of $42.0 million for full year 2019. Diluted loss per share from continuing operations was $1.08 for full year 2020, compared to diluted earnings per share from continuing operations of $1.87 for full year 2019. Results for full year 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment. The impairment charges are non-cash in nature and do not affect the company's liquidity or debt covenants. Additionally, in the fourth quarter of 2020, the company recognized $18.7 million of restructuring charges related to the fourth quarter 2020 restructuring plan discussed above.
EBITDA(7) was $5.1 million for full year 2020, compared to EBITDA of $101.9 million for full year 2019.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2020	2019
Amortization of intangible assets	$12,696	$17,793
Restructuring and other charges	$21,374	$1,855
Litigation and other gains, net	$(150)	$(1,196)
Transaction-related expenses	$1,132	$2,680
Goodwill impairment charges	$59,816	$—
Non-cash interest on convertible notes	$—	$6,436
Unrealized gain on preferred stock investment	$(1,667)	$—
Losses on sales of businesses	$1,603	$—
Tax effect of adjustments	$(23,199)	$(7,200)
Tax benefit related to "check-the-box" election	$—	$(736)
Foreign currency transaction losses (gains), net	$(31)	$160
Adjusted EBITDA(7) was $87.1 million, or 10.3% of revenues, for full year 2020 compared to $105.4 million, or 12.0% of revenues, for full year 2019. Adjusted net income from continuing operations(7) was $47.9 million, or $2.15 per diluted share, for full year 2020 compared to $61.6 million, or $2.74 per diluted share, for full year 2019.
The average number of full-time billable consultants(1) increased 7.1% to 2,600 for full year 2020 from 2,427 for full year 2019, primarily related to hiring that occurred prior to the COVID-19 pandemic. Full-time billable consultant utilization rate(2) was 70.7% during 2020 compared to 76.1% during 2019. Average billing rate per hour for full-time billable consultants(3) was $208 for full year 2020 compared to $211 for full year 2019. The average number of full-time equivalent professionals(5) was 360 for full year 2020 compared to 305 for full year 2019.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2020 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (42%); Business Advisory (32%); and Education (26%). Financial results by segment are included in the attached schedules and in Huron's Annual Report on Form 10-K filing for the year ended December 31, 2020.
OUTLOOK FOR 2021
Based on currently available information, the company provided guidance for full year 2021 revenues before reimbursable expenses in a range of $830.0 million to $890.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 10.8% to 11.8% and non-GAAP adjusted diluted earnings per share in a range of $2.25 to $2.75.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
FOURTH QUARTER 2020 WEBCAST
The company will host a webcast to discuss its financial results today, February 23, 2021, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under Item 1A. “Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2020, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues and reimbursable expenses:
Revenues	$198,347	$232,269	$844,127	$876,757
Reimbursable expenses	1,754	22,930	26,887	88,717
Total revenues and reimbursable expenses	200,101	255,199	871,014	965,474
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	141,207	153,160	592,428	575,602
Amortization of intangible assets and software development costs	1,361	1,925	5,366	5,375
Reimbursable expenses	1,823	22,799	26,918	88,696
Total direct costs and reimbursable expenses	144,391	177,884	624,712	669,673
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	43,822	51,662	170,686	203,071
Restructuring charges (gains)	18,748	(301)	20,525	1,855
Litigation and other losses (gains), net	—	375	(150)	(1,196)
Depreciation and amortization	5,794	7,080	24,277	28,365
Goodwill impairment charges	—	—	59,816	—
Total operating expenses and other losses (gains), net	68,364	58,816	275,154	232,095
Operating income (loss)	(12,654)	18,499	(28,852)	63,706
Other income (expense), net:
Interest expense, net of interest income	(1,776)	(2,492)	(9,292)	(15,648)
Other income, net	3,584	1,603	4,271	4,433
Total other income (expense), net	1,808	(889)	(5,021)	(11,215)
Income (loss) from continuing operations before taxes	(10,846)	17,610	(33,873)	52,491
Income tax expense (benefit)	(4,742)	3,256	(10,155)	10,512
Net income (loss) from continuing operations	(6,104)	14,354	(23,718)	41,979
Loss from discontinued operations, net of tax	(33)	(41)	(122)	(236)
Net income (loss)	$(6,137)	$14,313	$(23,840)	$41,743
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$(0.28)	$0.65	$(1.08)	$1.91
Loss from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income (loss)	$(0.28)	$0.65	$(1.09)	$1.90
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$(0.28)	$0.63	$(1.08)	$1.87
Loss from discontinued operations, net of tax	—	—	(0.01)	(0.02)
Net income (loss)	$(0.28)	$0.63	$(1.09)	$1.85
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,903	22,051	21,882	21,993
Diluted	21,903	22,676	21,882	22,507
Comprehensive income:
Net income (loss)	$(6,137)	$14,313	$(23,840)	$41,743
Foreign currency translation adjustments, net of tax	642	772	348	99
Unrealized gain (loss) on investment, net of tax	2,374	(8,442)	1,323	(702)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	87	42	(3,546)	(956)
Other comprehensive income (loss)	3,103	(7,628)	(1,875)	(1,559)
Comprehensive income (loss)	$(3,034)	$6,685	$(25,715)	$40,184

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$67,177	$11,604
Receivables from clients, net	86,966	116,571
Unbilled services, net	61,181	79,937
Income tax receivable	5,121	2,376
Prepaid expenses and other current assets	16,569	14,248
Total current assets	237,014	224,736
Property and equipment, net	29,093	38,413
Deferred income taxes, net	4,191	1,145
Long-term investments	71,030	54,541
Operating lease right-of-use assets	39,360	54,954
Other non-current assets	62,068	52,177
Intangible assets, net	20,483	31,625
Goodwill	594,237	646,680
Total assets	$1,057,476	$1,104,271
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$648	$7,944
Accrued expenses and other current liabilities	14,874	18,554
Accrued payroll and related benefits	133,830	141,605
Current maturities of long-term debt	499	529
Current maturities of operating lease liabilities	8,771	7,469
Deferred revenues	34,748	28,443
Total current liabilities	193,370	204,544
Non-current liabilities:
Deferred compensation and other liabilities	45,361	28,635
Accrued contingent consideration for business acquisitions	1,770	—
Long-term debt, net of current portion	202,780	208,324
Operating lease liabilities, net of current portion	61,825	69,233
Deferred income taxes, net	428	8,070
Total non-current liabilities	312,164	314,262
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,346,916 and 25,144,764 shares issued at December 31, 2020 and December 31, 2019, respectively	246	247
Treasury stock, at cost, 2,584,119 and 2,425,430 shares at December 31, 2020 and December 31, 2019, respectively	(129,886)	(128,348)
Additional paid-in capital	454,512	460,781
Retained earnings	214,009	237,849
Accumulated other comprehensive income	13,061	14,936
Total stockholders’ equity	551,942	585,465
Total liabilities and stockholders’ equity	$1,057,476	$1,104,271

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(23,840)	$41,743
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	30,222	34,405
Non-cash lease expense	7,763	8,397
Lease impairment charges	13,217	805
Share-based compensation	24,081	24,213
Amortization of debt discount and issuance costs	793	8,264
Goodwill impairment charges	59,816	—
Allowances for doubtful accounts	1,050	250
Deferred income taxes	(9,859)	8,795
Loss on sale of business	1,603	—
Change in fair value of contingent consideration liabilities	—	(1,506)
Change in fair value of preferred stock investment	(1,667)	—
Other, net	(25)	(789)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	33,051	(10,123)
(Increase) decrease in unbilled services, net	18,876	(10,269)
(Increase) decrease in current income tax receivable / payable, net	(3,662)	4,442
(Increase) decrease in other assets	(11,972)	(144)
Increase (decrease) in accounts payable and other liabilities	(7,786)	(6,884)
Increase (decrease) in accrued payroll and related benefits	(1,169)	30,339
Increase (decrease) in deferred revenues	6,246	282
Net cash provided by operating activities	136,738	132,220
Cash flows from investing activities:
Purchases of property and equipment, net	(8,125)	(13,240)
Investment in life insurance policies	(2,462)	(4,703)
Purchases of businesses	(8,701)	(2,500)
Purchases of investment securities	(13,000)	(5,000)
Capitalization of internally developed software costs	(8,272)	(10,312)
Proceeds from sale of property and equipment	25	753
Divestiture of business	(1,499)	—
Net cash used in investing activities	(42,034)	(35,002)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,003	1,244
Shares redeemed for employee tax withholdings	(7,903)	(5,382)
Share repurchases	(27,141)	(12,985)
Proceeds from bank borrowings	283,000	347,000
Repayments of bank borrowings	(288,574)	(192,515)
Repayment of convertible notes	—	(250,000)
Payment of debt issuance costs	—	(1,524)
Payments for contingent consideration liabilities	—	(4,674)
Net cash used in financing activities	(39,615)	(118,836)
Effect of exchange rate changes on cash	484	115
Net increase (decrease) in cash and cash equivalents	55,573	(21,503)
Cash and cash equivalents at beginning of the period	11,604	33,107
Cash and cash equivalents at end of the period	$67,177	$11,604

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$85,097	$103,600	(17.9)%
Operating income	$24,094	$31,666	(23.9)%
Segment operating income as a percentage of segment revenues	28.3%	30.6%
Business Advisory:
Revenues	$65,938	$68,906	(4.3)%
Operating income	$10,740	$16,698	(35.7)%
Segment operating income as a percentage of segment revenues	16.3%	24.2%
Education:
Revenues	$47,312	$59,763	(20.8)%
Operating income	$5,711	$12,506	(54.3)%
Segment operating income as a percentage of segment revenues	12.1%	20.9%
Total Company:
Revenues	$198,347	$232,269	(14.6)%
Reimbursable expenses	1,754	22,930	(92.4)%
Total revenues and reimbursable expenses	$200,101	$255,199	(21.6)%
Statements of Operations reconciliation:
Segment operating income	$40,545	$60,870	(33.4)%
Items not allocated at the segment level:
Other operating expenses	47,429	34,916	35.8%
Litigation and other losses	—	375	N/M
Depreciation and amortization	5,770	7,080	(18.5)%
Total operating income (loss)	(12,654)	18,499	N/M
Other income (expense), net	1,808	(889)	N/M
Income (loss) from continuing operations before taxes	$(10,846)	$17,610	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	820	890	(7.9)%
Business Advisory	1,051	930	13.0%
Education	737	756	(2.5)%
Total	2,608	2,576	1.2%
Average number of full-time billable consultants (for the period) (1):
Healthcare	834	889
Business Advisory	1,028	941
Education	764	752
Total	2,626	2,582

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	65.1%	76.5%
Business Advisory	71.6%	71.9%
Education	66.1%	77.1%
Total	68.0%	75.0%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$297	$251
Business Advisory (4)	$189	$218
Education	$179	$197
Total (4)	$217	$223
Revenue per full-time billable consultant (in thousands):
Healthcare	$79	$84
Business Advisory	$60	$70
Education	$53	$69
Total	$64	$74
Average number of full-time equivalents (for the period) (5):
Healthcare	275	263
Business Advisory	40	15
Education	40	59
Total	355	337
Revenue per full-time equivalent (in thousands):
Healthcare	$70	$111
Business Advisory	$94	$187
Education	$170	$141
Total	$84	$120

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2020	2019
Healthcare:
Revenues	$353,437	$399,221	(11.5)%
Operating income	$94,925	$125,724	(24.5)%
Segment operating income as a percentage of segment revenues	26.9%	31.5%
Business Advisory:
Revenues	$267,361	$252,508	5.9%
Operating income	$48,046	$49,695	(3.3)%
Segment operating income as a percentage of segment revenues	18.0%	19.7%
Education:
Revenues	$223,329	$225,028	(0.8)%
Operating income	$47,503	$55,741	(14.8)%
Segment operating income as a percentage of segment revenues	21.3%	24.8%
Total Company:
Revenues	$844,127	$876,757	(3.7)%
Reimbursable expenses	26,887	88,717	(69.7)%
Total revenues and reimbursable expenses	$871,014	$965,474	(9.8)%
Statements of Operations reconciliation:
Segment operating income	$190,474	$231,160	(17.6)%
Items not allocated at the segment level:
Other operating expenses	135,255	140,285	(3.6)%
Litigation and other gains	(150)	(1,196)	(87.5)%
Depreciation and amortization	24,405	28,365	(14.0)%
Goodwill impairment charges (6)	59,816	—	N/M
Total operating income (loss)	(28,852)	63,706	N/M
Other expense, net	(5,021)	(11,215)	(55.2)%
Income (loss) from continuing operations before taxes	$(33,873)	$52,491	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	820	890	(7.9)%
Business Advisory	1,051	930	13.0%
Education	737	756	(2.5)%
Total	2,608	2,576	1.2%
Average number of full-time billable consultants (for the period) (1):
Healthcare	863	849
Business Advisory	962	892
Education	775	686
Total	2,600	2,427

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2020	2019
Full-time billable consultant utilization rate (2):
Healthcare	69.0%	79.4%
Business Advisory	72.4%	72.5%
Education	70.3%	76.8%
Total	70.7%	76.1%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$246	$231
Business Advisory (4)	$195	$201
Education	$187	$199
Total (4)	$208	$211
Revenue per full-time billable consultant (in thousands):
Healthcare	$295	$331
Business Advisory	$264	$273
Education	$247	$285
Total	$269	$297
Average number of full-time equivalents (for the period) (5):
Healthcare	278	244
Business Advisory	30	14
Education	52	47
Total	360	305
Revenue per full-time equivalent (in thousands):
Healthcare	$356	$485
Business Advisory	$455	$655
Education	$618	$617
Total	$402	$513

(1)Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $203 and $254 for the three months ended December 31, 2020 and 2019, respectively; and $213 and $228 for the year ended December 31, 2020 and 2019, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $223 and $235 for the three months ended December 31, 2020 and 2019, respectively; and $215 and $220 for the year ended December 31, 2020 and 2019, respectively.
(5)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.
(6)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues	$198,347	$232,269	$844,127	$876,757
Net income (loss) from continuing operations	$(6,104)	$14,354	$(23,718)	$41,979
Add back:
Income tax expense (benefit)	(4,742)	3,256	(10,155)	10,512
Interest expense, net of interest income	1,776	2,492	9,292	15,648
Depreciation and amortization	7,156	9,005	29,644	33,740
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	(1,914)	29,107	5,063	101,879
Add back:
Restructuring and other charges (gains)	18,748	(301)	21,374	1,855
Litigation and other losses (gains), net	—	375	(150)	(1,196)
Transaction-related expenses	695	67	1,132	2,680
Goodwill impairment charges	—	—	59,816	—
Unrealized gain on preferred stock investment	(1,667)	—	(1,667)	—
Losses on sales of businesses	1,501	—	1,603	—
Foreign currency transaction losses (gains), net	(276)	124	(31)	160
Adjusted EBITDA (7)	$17,087	$29,372	$87,140	$105,378
Adjusted EBITDA as a percentage of revenues (7)	8.6%	12.6%	10.3%	12.0%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$(6,104)	$14,354	$(23,718)	$41,979
Weighted average shares - diluted	21,903	22,676	21,882	22,507
Diluted earnings (loss) per share from continuing operations	$(0.28)	$0.63	$(1.08)	$1.87
Add back:
Amortization of intangible assets	3,138	4,757	12,696	17,793
Restructuring and other charges (gains)	18,748	(301)	21,374	1,855
Litigation and other losses (gains), net	—	375	(150)	(1,196)
Transaction-related expenses	695	67	1,132	2,680
Goodwill impairment charges	—	—	59,816	—
Non-cash interest on convertible notes	—	—	—	6,436
Unrealized gain on preferred stock investment	(1,667)	—	(1,667)	—
Losses on sales of businesses	1,501	—	1,603	—
Tax effect of adjustments	(6,158)	(1,291)	(23,199)	(7,200)
Tax benefit related to "check-the-box" election	—	—	—	(736)
Total adjustments, net of tax	16,257	3,607	71,605	19,632
Adjusted net income from continuing operations (7)	$10,153	$17,961	$47,887	$61,611
Adjusted weighted average shares - diluted (8)	22,323	22,676	22,299	22,507
Adjusted diluted earnings per share from continuing operations (7)	$0.45	$0.79	$2.15	$2.74

(7)    In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(8)    As the company reported a net loss for the three and twelve months ended December 31, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments resulted in adjusted net income from continuing operations for the three and twelve months ended December 31, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.